SALES CONTRACT

AMSAT PO # : 1015-001-SJ

Date : November 27, 2008

The Sellers : Zhengzhou Duesail Fracture Proppant Co., Ltd.

Address : 38 Gengsheng Road
Dayugou, Gongyi
Henan, China 451271

TEL : + 86-371-6405-9666

FAX : + 86-371-6406-9338

E-mail : desair@zzdsr.com

The Buyers : AMSAT International

Address: 4245 Enders St., #203
Orlando, FL 32814
U.S.A.

TEL : +1-407-897-1259

FAX : +1-321-251-5426

E-mail : amsatin@amsat-intl.com

This contract is made out by the Sellers and Buyers as per the following terms and conditions mutually confirmed:

(1) Name of commodity	(2) Quantity	(3) Unit Price	(4) Amount
Ceramic proppant 86MPa 20/40	3,006 MT / 167 FCL	USD 600.00/MT FOB, Tianjin	USD 1,803,600.00
CAPITALIZATION	TOTAL SAY AMOUNT US DOLLARS ONE MILLION EIGHT HUNDRED THREE THOUSAND AND SIX HUNDRED ONLY		

(5) Product Specification : Ceramic proppant; minimum 70% alumina; density > 3.1 g/cm³; bulk density < 1.80 g/cm³; acid solubility (12/3, HCl/HF) < 7.0%; crush strength (86 MPa) < 8.0%; turbidity (NTU) < 100; sphericity > 0.8, roundness > 0.8

(6) Packaging : 1,800 KGS NET JUMBO BAGS (SUPERSACKS)

(7) Packaging and shipping Marks : TO BE SUPPLIED BY THE BUYER

(8) Time of Shipment : ON OR BEFORE DECEMBER 31, 2008

(9) Port of Shipment : XINGANG PORT, CHINA

(10) Port of Destination : N/A

(11) Insurance : N/A

The Sellers [stamp: ZHENGZHOU DUESAIL FRACTURE PROPPANT CO., LTD. 郑州 …有限公司]

The Buyers Gene Kern